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Exhibit 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8, (File Nos. 333-52796, 333-34780, 33-80036, 33-80050 and 333-62017) and the Registration Statements on Forms S-3 (File Nos. 333-64704, 333-43204, 333-52736, 33-64021, 333-08607, 333-56755, 333-64761 and 333-89341), of AVANT Immunotherapeutics, Inc. (f/k/a TCell Sciences, Inc.) of our report dated February 19, 2003 relating to the financial statements of AVANT Immunotherapeutics, Inc. (f/k/a TCell Sciences, Inc) which appears in the Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 25, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS